UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2017

MEDICAL PROPERTIES TRUST, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-32559

Maryland	20-0191742
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(205) 969-3755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5. Corporate Governance and Management.

Item 5.07.	Submission of Matters to a Vote of Security Holders

Our annual meeting of stockholders was held on May 25, 2017. The four proposals considered at the annual meeting were voted on as follows:

Proposal 1: The election of seven directors for the ensuing year. The number of votes cast for and against for each nominee for director along with the number of abstentions and broker non-votes is set forth below:

Nominee:	For:	Against:	Abstentions and Broker Non-Votes:
Edward K. Aldag, Jr.	240,535,094	6,290,611	52,690,052
G. Steven Dawson	240,788,819	6,025,088	52,701,850
R. Steven Hamner	224,083,922	22,731,675	52,700,160
William G. McKenzie	183,848,108	62,960,056	52,707,593
D. Paul Sparks, Jr.	245,528,073	1,277,100	52,710,584
Michael G. Stewart	245,086,311	1,724,833	52,704,613
C. Reynolds Thompson, III	242,127,550	4,679,580	52,708,627

Proposal 2: A proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2017. The number of votes that were cast for and against this proposal and the number of abstentions are set forth below:

For:	Against:	Abstentions:
294,629,872	3,932,547	953,338

Proposal 3: A proposal for an advisory resolution regarding executive compensation. The number of votes that were cast for and against this proposal and the number of abstentions and broker non-votes are set forth below:

For:	Against:	Abstentions and Broker Non-Votes:
231,356,060	14,787,831	53,371,866

Proposal 4: A proposal for an advisory resolution regarding the frequency of future advisory votes on executive officer compensation. The number of votes that were cast to conduct future votes on executive compensation for every 1-year, 2-years, 3-years or abstentions and broker non-votes are set forth below:

1-year:	2-years:	3-years:	Abstentions and Broker Non-Votes:
212,687,701	1,509,712	32,275,450	53,042,894

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC.
(Registrant)

By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer

Date: May 26, 2017